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                                                                    EXHIBIT 11.1


                                   VIVUS, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE




                                    Three Months Ended September 30,       Nine Months Ended September 30,
                                    --------------------------------       -------------------------------
                                       1996                1995               1996                1995
                                       ----                ----               ----                ----
Net Income (Loss) ................  $ 2,662,000       $ (4,873,000)       $ (7,317,000)       $(16,743,000)
                                    ===========       ============        ============        ============

Weighted average common
shares outstanding ...............   16,131,578         13,440,014          14,481,014          12,714,050

Weighted average common share
options and warrants outstanding..    1,267,368                 --                  --                  --

Common shares, options, and
warrants granted (using the
treasury stock method
assuming an initial public
offering price of $14.00)
since January 1, 1993
included pursuant to
Securities and Exchange
Commission Rules .................      419,552            574,889             419,552             574,889
                                    -----------       ------------        ------------        ------------

Weighted average common and
equivalent shares ................   17,818,498         14,014,903          14,900,566          13,288,939
                                    ===========       ============        ============        ============

Net income (loss) per common
and equivalent
share ............................  $       .15       $       (.35)       $       (.49)       $      (1.26)
                                    ===========       ============        ============        ============




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